EXHIBIT 99.1
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by undersigned thereunto duly authorized.

DATE:	February 17, 2015		Regions Financial Corporation

		By:	/S/ O. B. Grayson Hall, Jr.
O. B. Grayson Hall, Jr. Chairman, President and Chief Executive Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated

Signature	Title	Date

/S/ O. B. GRAYSON HALL, JR.	Chairman, President and Chief Executive Officer, and Director (principal executive officer)	February 17, 2015
O. B. Grayson Hall, Jr.

/S/ DAVID J. TURNER, JR.	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	February 17, 2015
David J. Turner, Jr.

/S/ HARDIE B. KIMBROUGH, JR.	Executive Vice President and Controller (principal accounting officer)	February 17, 2015
Hardie B. Kimbrough, Jr.

*	Director	February 17, 2015
George W. Bryan

*	Director	February 17, 2015
Carolyn H. Byrd

*	Director	February 17, 2015
David J. Cooper, Sr.

*	Director	February 17, 2015
Don DeFosset

*	Director	February 17, 2015
Eric C. Fast

*	Director	February 17, 2015
John D. Johns

Signature	Title	Date

*	Director	February 17, 2015
James R. Malone

*	Director	February 17, 2015
Ruth Ann Marshall

*	Director	February 17, 2015
Susan W. Matlock

*	Director	February 17, 2015
John E. Maupin, Jr.

*	Director	February 17, 2015
Charles D. McCrary

*	Director	February 17, 2015
Lee J. Styslinger III

* Fournier J. Gale, III, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

By:	/S/ FOURNIER J. GALE, III
Fournier J. Gale, III
Attorney in Fact